                                                                      EXHIBIT 11
                               DUKE POWER COMPANY
         COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE -- (UNAUDITED)
     This calculation is submitted in accordance with Regulation S-K under the Securities Exchange Act of 1934, although not required by footnote 2 to paragraph 14 of Opinion No. 15 of the Accounting Principles Board because it results in dilution of less than 3%.

                                                                                   YEAR ENDED DECEMBER 31
                                                                               1993         1992         1991
                                                                              (DOLLARS IN THOUSANDS EXCEPT PER
                                                                                       SHARE FIGURES)
Fully Diluted:
  Earnings applicable to common stock (1).................................   $573,986     $451,676     $528,940
  Add: Dividends on Preference Stock, 6 3/4% Convertible Series AA........         --           --          140
Earnings as adjusted for computation......................................   $573,986     $451,676     $529,080
  Average common shares outstanding -- twelve months (thousands)(1).......    204,859      204,819      203,431
  Add: Common shares required for conversion of Preference Stock, 6 3/4%
     Convertible Series AA, $100 par, 500,000 shares authorized (no shares
     outstanding as of December 31, 1992 & 1993)(2).......................         --           --          169
Common shares as adjusted for computation (thousands).....................    204,859      204,819      203,600
  Fully diluted earnings per share........................................   $   2.80     $   2.21     $   2.60

(1) These figures agree with the related amounts in the Consolidated Statements of Income.
(2) All shares were converted in April 1992. The conversion price used to convert the Preference Stock, 6 3/4% Convertible Series AA, into shares of common stock was $11.95.